DIT VENTURES, INC.

       Financial Statements and Supplementary Information

                       September 30, 2000






























                       DIT VENTURES, INC.
       Financial Statements and Supplementary Information
                       September 30, 2000





                       Table of Contents

          Independent Auditor's Report

          Financial Statements

                         Balance Sheet

               Statement of Income

               Statement of Stockholders' Equity

               Statement of Cash Flows

               Note to Financial Statements

          Independent Auditor's Report on Supplementary Information

          Supplementary Information

               Supplementary Schedule- Operating Expenses







                                       Edward C. Lee, CPA
                                       A Professional Corp.
-------------------------------------------------------------------------------
9420 Telstar Ave., Suite #210,
El Monte, CA 91731-Tel
(626) 453-8781-Fax (626) 453-8785

                                Independent Auditor's Report


To the Board of Directors and Stockholders of DIT Ventures, Inc.

    We have audited the accompanying balance sheet of DIT Ventures, Inc., a Nevada corporation, as of September 30, 2000 and the related statement of income, stockholders' equity, and cash flows for the quarter then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DIT Ventures, Inc., as of September 30, 2000 and the results of its operations and its cash flows for the quarter then ended in conformity with generally accepted accounting principles.




/s/ Edward C. Lee
Edward C. Lee
Certified Public Accountant
El Monte, California, U.S.A.

October 27, 2000


                               1
                       DIT VENTURES, INC.
                         Balance Sheet
                           30-Sep-00


                             ASSETS

CURRENT ASSETS
Cash & cash equivalent (Note-2)                                                        $  125,761
Accounts receivable-net                                                                              2,250
Prepaid expenses and other (Note-3)                                                        16,154
                                                                                                              ------------
Total current assets                                                                                 144,165

PROPERTY AND EQUIPMENT-NET (Note-4)                                    73,460

OTHER ASSETS

Security deposit                                                                                          7,500
                                                                                                              ------------
TOTAL ASSETS                                                                                $ 225,125
                                                                                                            ========















The accompanying notes are an integral part of the financial statements.

                       DIT VENTURES, INC.
                         Balance Sheet
                           30-Sep-00


                      LIABILITIES & EQUITY

CURRENT LIABILITIES
Notes payable - Current (Note-5)                                                   $   160,000
Credit card-American Express                                                                4,642
Payroll tax & withholding payable                                                       12,711
Accrued expenses (Note-6)                                                                     2,052
                                                                                                       ---------------
TOTAL CURRENT LIABILITIES                                               $   179,405

NONCURRENT LIABILITIES                                                                     -

STOCKHOLDERS' EQUITY (Note-7)

Common stock (4,300,000 shares @ $0.001 par value)                          4,300
Additional paid-in capital                                                                    174,800
Accumulated deficit                                                                           (133,380)
                                                                                                       ---------------
Stockholders' equity-Net                                                                       45,720

TOTAL LIABILITIES & EQUITY                                              $    225,125









The accompanying notes are an integral part of the financial statements.

                       DIT VENTURES, INC.
                      Statement of Income
               For the Quarter Ended September 30, 2000



Revenue                                                                                 $        2,697
Cost of revenue (Note-8)                                                               73,783
                                                                                                ---------------
Gross profit / (loss)                                                                      (71,086)

Operating expenses
Marketing expenses                                                                           669
General and administrative expenses                                           60,323
                                                                                                ---------------
Operating income / (loss)                                                         (132,078)

Other expense & loss
Interest expense                                                                            (1,302)
                                                                                                 ---------------
Income / (loss) before taxes                                                      (133,380)

Provision for taxes (Note-9)                                                                  -
                                                                                                 ---------------
Net loss                                                                                   $ (133,380)
                                                                                                =========









The accompanying notes are an integral part of the financial statements.

                       DIT VENTURES, INC.
               Statement of Stockholders' Equity
                           30-Sep-00

                                                     Common Stock              Accumulated
                                                  -------------------------
                                                   Share           Value           Deficit                Total
                                                                                           ----------------   -----------------
Balance
        1-Jul-00                              4,100,000     $     4,100
        30-Sep-00                              200,000              200                                      4,300
Additional paid in capital                                  174,800                                  174,800

Net income for the quarter                      0                   0         (133,380)        (133,380)

Balance
       30-Sep-00                           4,300,000 $    179,100     $  (133,380)      $     45,720

















The accompanying notes are an integral part of the financial statements.

                       DIT VENTURES, INC.
                    Statement of Cash Flows
            For the Quarter Ended September 30, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the period                                                               $     (133,380)
Adjustments to reconcile net income to net cash
Cash provided by (used for) changes in assets and liabilities
   Accounts receivable                                                                                (2,250)
   Prepaid advertising-Yahoo                                                                   (10,833)
   Prepaid rent                                                                                            (2,815)
   Prepaid legal service                                                                                 (506)
   Prepaid purchase-Domain names                                                           (2,000)
   Credit card-American Express                                                                4,643
   Notes payable-current                                                                         160,000
   P/R tax payable                                                                                     12,710
   Accrued expenses & interest                                                                  2,052
                                                                                                     -------------------
NET CASH USED FOR OPERATING ACTIVITIES                           27,621

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets                                                                       (73,460)
Security deposits                                                                                     (7,500)
                                                                                                     -------------------
NET CASH USED FOR INVESTING ACTIVITIES                          (80,960)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of issuance of common stock                                                179,100
                                                                                                     -------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                 179,100

NET INCREASE (DECREASE) IN CASH                                         125,761

Cash and cash equivalents, beginning of period                          $                   -
                                                                                                     -------------------
Cash and cash equivalents, end of period                                    $         125,761
                                                                                                    ============
Supplementary disclosure of cash flow information
     Cash paid:          Interest expense                                                                 -
                                Income taxes                                                                     -

The accompanying notes are an integral part of the financial statements.
              6


                       DIT VENTURES, INC.
                 Notes to Financial Statements
                           30-Sep-00

Note-1    Organization and Summary of Significant Accounting Policies

Organization and Purpose

MEDIA888.COM was incorporated on June 1, 2000 in the state of Nevada and authorized to do intrastate business in the state of California on June 13, 2000. On August 14, 2000, the name of the corporation was changed to DIT Ventures, Inc. DIT Ventures, Inc. is mainly engaged in the business of website design & hosting, financial information translating, and the network link of business to business and business to consumers. On September 28, 2000, the company entered into a merger agreement with Paramount Casino Corporation, a corporation incorporated in the state of Michigan. This agreement and plan of merger was effective on October 15, 2000.

Significant Accounting Policies

The company uses the accrual method of accounting for financial reporting and income tax purpose by which assets and liabilities are recorded and revenues and expenses are recognized in the period in which they are earned and incurred.

A. Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

B. Income Taxes

In February 1992, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. SFAS 109 requires a change from the deferred method of accounting for income taxes of APB Opinion No. 11 to the asset and liability method of accounting for income taxes. Under the assets and liability method of
SFAS 109, deferred tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets
and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
               7

Note-2    Cash and Cash Equivalents

     Cash on hand                                                                              $      2,261
     United National Bank #3026469 (Business Checking)                 123,500
                                                                                                         -------------
     Total                                                                                           $  125,761
                                                                                                        =========

Note-3    Prepaid Expenses and Other

     Prepaid advertising - Yahoo                       $10,833
     Prepaid rent                                                    2,815
     Prepaid legal service                                        506
     Prepaid purchase-Domain names                 2,000
                                                                      ----------
                                                                     $ 16,154
                                                                     ======

Note-4    Property and Equipment

     Property and equipment additions are recorded at cost. Maintenance, repairs, and renewals are expensed, and additions and improvements are capitalized. Depreciation is computed using straight-line methods over the estimated useful lives of asset ranging from 5-7 years.

     Furniture & fixture                                  $    11,954
     Computer - PC's                                            17,161
     Computer - Servers                                       37,320
     Office equipment                                            1,052
     Computer software                                         7,903
          Less accumulated depreciation
          and amortization                                      (1,930)
                                                                         ----------
     Total fixed asset - Net                              $   73,460
                                                                       =======

Note-5    Notes Payable

     Loan from Richard Manley-A                  $  20,000
     Loan from WGN Enterprises, Ltd.-B         140,000
                                                                         ----------
                                                                       $160,000
                                                                       =======

     A. This loan was executed on July 12, 2000 with maturity date June 30, 2001. Interest rate is stated at 8% per annum, compounded monthly.

     B.   This loan was executed on August 30, 2000 with maturity date June
          30, 2001. Interest rate is stated at 8% per annum, compounded monthly.
               8

     Upon maturity, the above two creditors have the right, at their options, require the company to convert all of the unpaid principal balance and accrued interest into shares of the common stock of the company at a deemed price per share of $0.875. In the event of prepayment, the conversion amount is up to $20,000 for creditor A and $40,000 for creditor B.

Note-6    Accrued Expenses

     Pac Bell Wireless                            $            66
     Chinese Yellow page                                  600
     Primus Telecommunications                        63
     Sparkletts - drinking water                            21
     Accrued interest expenses                        1,302
                                                            --------------------
                                                            $         2,052

Note-7    Ownership

     The company has only one class of common stock. As of September 30, 2000, total outstanding shares are 4,300,000.

     Name of stockholder       # of shares owned       % of ownership

     Kenneth Yeh                   3,175,000                     73.84%
     Qingkuang Yang                205,000                       4.77%
     Kylie Chan                         275,000                      6.40%
     Eric Lo                               205,000                      4.77%
     Amitesh Damudar              240,000                      5.58%
     Barrington Simon               200,000                      4.65%
     ------------------------        -------------                  -----------
                                              4,300,000                  100.00%

Note-8    Cost of Revenue

     Internet fees-T1                           $         8,970
     Salaries & wages                                   46,985
     Payroll taxes                                           4,698
     Marketing costs                                     11,200
     Depreciation                                            1,930
                                                       -------------------
                                                       $            73,783
                                                       ===========
               9

Note-9    Provision for Income Tax

     No income tax provision is recorded for the period end.

     According to R&TC Secs. 23153 & 23221and AB10 (CH. 99-64), new C corporations formed on or after January 1, 2000, are exempt from the minimum franchise tax during the first two years of business. These corporations are exempt from the minimum franchise tax prepayment to the Secretary of State (SOS) and from the second year's minimum franchise tax, which is paid as the first estimated tax payment.

Note-10   Lease Commitment

     The company leases its office space under one noncancelable operating lease. The commencement date is June 1, 2000 and expired on May 31, 2002. Future minimum lease payments are as follows:

     30-Sep-01                                        $            33,777
     31-May-02                                                    14,074
                                                            --------------------
     Total minimum lease payments      $           47,851
                                                             ============








                               10
                       DIT VENTURES, INC.
           Supplementary Schedule-Operating Expenses
                           30-Sep-00

A.  Marketing expenses
    Printing                                                 $           669
               Total marketing expenses                       669

B.  General & Administrative expenses
    Bank charges                                                      210
    Dues and subscriptions                                      383
    Health and dental insurance                            1,453
    Liability insurance                                             850
    Insurance-other                                                  771
    Legal & professional                                      7,044
    Consulting fee                                              13,586
    Licenses and fees                                              500
    Office expense & supplies                             2,983
    Postage                                                              372
    Rent                                                              11,259
    Repairs and maintenance                                  190
    Salaries and wages                                       16,823
    Outside service                                                  320
    Alarm & security                                               175
    Taxes-payroll                                                  1,701
    Telephone                                                       1,704
                                                                ----------------
     Total general & administrative expenses    60,323

Total operating expenses                         $       60,992










See auditor's report on supplementary information.

               12













                                   Independent Auditor's Report
                    on Supplementary Information



To the Board of Directors and Stockholders of DIT Ventures, Inc.

Our report on our audit of the basic financial statements of DIT Ventures, Inc., a Nevada corporation, for 2000 the quarter ended 09/30/00 appears on page 1. That audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying Supplementary
Schedule- Operating Expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Edward C. Lee
Edward C. Lee, CPA
Certified Public Accountant
El Monte, California, U.S.A.

October 27, 2000


                                11